EXHIBIT 10.36


                 CONSENT AND NINTH AMENDMENT TO CREDIT AGREEMENT

         This Consent and Ninth Amendment to Credit Agreement, dated as of January 31, 1997 (this "Agreement"), is between ATLANTIS PLASTICS, INC., a Florida corporation ("Borrower"), and HELLER FINANCIAL, INC., a Delaware corporation in its individual capacity as a Lender and in its capacity as agent for the Lenders, "Agent".


                              W I T N E S S E T H:

         WHEREAS, Agent, Borrower and Lenders are parties to that certain Credit Agreement dated as of February 22, 1993 (as heretofore amended, the "Credit Agreement"; capitalized terms not otherwise defined herein shall have the definitions provided therefor in the Credit Agreement) and to certain other documents executed in connection with the Credit Agreement; and

         WHEREAS, the parties wish to further amend the Credit Agreement as provided herein;

         NOW, THEREFORE, the parties agree as follows:

         1.       AMENDMENTS TO THE CREDIT AGREEMENT.

                  (a) The definitions of "Base Rate Loans" and "LIBOR Rate Loans" contained in subsection 1.1 of the Credit Agreement are hereby amended and restated as follows:

                  "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate.

                  "LIBOR Rate Loans" means Loans bearing interest at rates determined by reference to the LIBOR.

                  (b) The following definition is hereby inserted into subsection 1.1 of the Credit Agreement in alphabetical order:

                  "Ninth Amendment Effective Date" means December 31, 1996.

                  (c) Subsection 2.2(A) of the Credit Agreement is hereby amended and restated as follows:

                              (A)      RATE OF INTEREST.

                              (1) So long as no Event of Default has occurred
            and is continuing, from the Ninth Amendment Effective Date with respect to the Revolving Loans outstanding at the Ninth Amendment Effective Date and from the date all future Revolving Loans are made and the date all other Obligations become due, depending upon Borrower's election from time to time, as permitted herein, to have portions of the

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            Loans accrue interest based upon the LIBOR, the Loans and the other
            Obligations shall bear interest at the rates set forth in below:

                  The Revolving Loan and all other Obligations shall bear
            interest as follows:

               (a) If a Base Rate Loan, then at the sum of the Base Rate PLUS the Base Rate Margin.

               (b) If a LIBOR Loan, then at the sum of the LIBOR PLUS the LIBOR
            Margin.

                  "Base Rate Margin" shall mean, (i) for the period commencing on the Ninth Amendment Effective Date and ending on the day preceding the first Business Day of the calendar month commencing immediately after the receipt by Agent of the next Compliance Certificate delivered by Borrower (the first Business Day of the calendar month commencing immediately after the receipt by Agent of each Compliance Certificate delivered by Borrower being hereinafter referred to as an "Adjustment Date"), the applicable percent per annum set forth in the pricing table below opposite the Adjusted Total Debt to EBIDAT ratio, assuming that the Adjusted Total Debt to EBIDAT ratio equals 4.50 to 1.00, and (ii) during the period commencing on each Adjustment Date and ending on the day preceding each subsequent Adjustment Date (each such period being hereinafter referred to as a "Calculation Period"), the applicable percent per annum set forth in the pricing table below opposite the Adjusted Total Debt to EBIDAT ratio calculated for such Calculation Period.

                  "LIBOR Margin" shall mean (i) for all LIBOR Rate Loans having an Interest Period (as defined in subsection 2.2(B)(1)) commencing during the period commencing on the Ninth Amendment Effective Date and ending on the day preceding the first Adjustment), the applicable percent per annum set forth in the pricing table below opposite the Adjusted Total Debt to EBIDAT ratio, assuming that the Adjusted Total Debt to EBIDAT ratio equals
     4.50 to 1.00, and (ii) for all LIBOR Rate Loans having an Interest Period commencing during the period commencing on an Adjustment Date and ending on the day preceding the subsequent Adjustment, the applicable percent per annum set forth in the pricing table below opposite the Adjusted Total Debt to EBIDAT ratio calculated for such Calculation Period.

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                                 PRICING TABLE

-------------------------------------------------------------------------------
     ADJUSTED TOTAL          BASE RATE MARGIN            LIBOR MARGIN
       DEBT TO
     EBIDAT RATIO
-------------------------------------------------------------------------------
                                Revolving                 Revolving
                                  Loans                     Loans
-------------------------------------------------------------------------------
Greater than 4.75x                1.00%                     2.75%
-------------------------------------------------------------------------------
Greater than 4.50 but
less than or equal to             0.75%                     2.50%
4.75x
-------------------------------------------------------------------------------
Greater than 4.00 but
less than or equal to             0.50%                     2.25%
4.50x
-------------------------------------------------------------------------------
Greater than 3.50 but
less than or equal to             0.25%                     2.00%
4.00x
-------------------------------------------------------------------------------
Equal to or less than
3.50x                             0.00%                     1.75%
-------------------------------------------------------------------------------


                  If Borrower shall fail to deliver a Compliance Certificate by the date required pursuant to subsection 5.1(C), effective as of the first Business Day of the immediately succeeding calendar month and continuing through the day preceding the next succeeding Adjustment Date, each applicable Base Rate Margin and each applicable LIBOR Rate Margin shall be conclusively presumed to equal the highest applicable Base Rate Margin and the highest applicable LIBOR Margin specified in the pricing table set forth above.

                  (2) At the election of Agent, in its sole discretion, after the occurrence of an Event of Default and for so long as such Event of Default continues, the Loans and all other Obligations shall bear interest until paid in full at a rate per annum (meaning 360 days) that is two percent (2.0%) in excess of the rate of interest otherwise payable under this Agreement; PROVIDED that, in the case of LIBOR Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such LIBOR Rate Loans shall thereupon become Base Rate Loans and thereafter bear interest payable upon demand at a rate which is two percent (2.0%) per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans.

                  (d) Subsection 2.3(B) of the Credit Agreement is hereby amended by reducing the unused facility fee from 0.5% per annum to 0.375% per annum.

                  (e) Subsection 2.3(C) of the Credit Agreement is hereby amended by reducing the Letter of Credit and Guaranty fees from 2.5% per annum to 1.75% per annum.

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                  (f)Subsection 6.4 of the Credit Agreement is hereby amended by adding the following as a new paragraph:

         For purposes of calculating the ratio of Adjusted Total Debt to EBIDAT as provided in this section 6.4, Borrower's EBIDAT for each Trailing Twelve-Fiscal Month Period ending on the last day of each of Borrower's Fiscal Quarters ending on March 31, 1997, June 30, 1997, September 30, 1997 and December 31, 1997, there shall be excluded from each such calculation any contribution to Borrower's EBIDAT attributable to the Tulsa-Custom business which otherwise would have been included in Borrower's EBIDAT for the relevant Trailing Twelve-Fiscal Month Period then ending.

         2.       CONSENTS.

                  (a) Subsection 7.7 of the Credit Agreement prohibits Borrower or any Subsidiary from disposing of assets unless certain specified conditions have been met. Borrower has requested that Lenders consent to the sale by its Subsidiary of certain assets of the Custom Film business located in Tulsa, Oklahoma ("Tulsa-Custom Assets") for an amount not less than $1,500,000 in the aggregate. Lenders hereby consent to the sale by Borrower's Subsidiary of the Tulsa-Custom Assets.

                  (b) At Borrower's request, Lenders hereby consent to Borrower using the Net Proceeds from the sale of the Tulsa-Custom Assets to repurchase Borrower's Senior Notes and for other general corporate purposes.

         3. REPRESENTATIONS AND WARRANTIES. To induce Agent and Lenders to enter into this Agreement, Borrower represents and warrants to Heller that:

                  (a) AUTHORITY AND BINDING EFFECT. The execution, delivery, and performance by Borrower of this Agreement is within its corporate power, has been duly authorized by all necessary corporate action (including, without limitation, shareholder approval), has received all necessary government approvals (if any shall be required), and does not and will not contravene or conflict with any provision of law applicable to Borrower, the Certificate of Incorporation or Bylaws of Borrower, or any order, judgment, or decree of any court or other agency of government or any agreement, instrument, or document binding upon Borrower; and the Credit Agreement as heretofore amended and as amended as of the date hereof is the legal, valid, and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

                  (b) NO DEFAULT. No Default or Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing.

         4.       MISCELLANEOUS.

                  (a) CAPTIONS. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

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                  (b) GOVERNING LAW. This Agreement shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  (c) COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

                  (d) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Agent, Borrower and Lenders and their respective successors and assigns, and shall inure to the sole benefit of Agent, Borrower and Lenders and the successors and assigns of Agent, Borrower and Lenders.

                  (e) REFERENCES. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

                  (f) CONTINUED EFFECTIVENESS. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Credit Agreement. The parties hereto expressly do not intend to extinguish the Credit Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement which is evidenced by the Notes and secured by the Collateral. The Credit Agreement as amended hereby and each of the other Loan Documents remains in full force and effect.

                  (g) COSTS, EXPENSES AND TAXES. Borrower affirms and acknowledges that subsection 10.1 of the Credit Agreement applies to this Agreement and the transactions and Agreements and documents contemplated hereunder.

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         Delivered at Chicago, Illinois, as of the day and year first above written.

                                              ATLANTIS PLASTICS, INC.

                                              By:______________________________
                                              Name Printed:____________________
                                              Title:___________________________


                                              HELLER FINANCIAL, INC.,
                                              Individually and as Agent

                                              By:______________________________
                                              Name Printed:____________________
                                              Title:___________________________

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                                 ACKNOWLEDGMENT

         Each of Atlantis Molded Plastics, Inc., Atlantis Plastic Injection Molding, Inc. (f/k/a Cyanede Plastics, Inc.), Atlantis Plastic Films, Inc. and Pierce Plastics, Inc. hereby acknowledges and consents to the terms of this Agreement and hereby affirms, ratifies and confirms all of the terms and provisions of the such entity's Guaranty in favor of Agent and Lenders.

                                             ATLANTIS MOLDED PLASTICS, INC.


                                             By:_______________________________
                                             Name Printed:_____________________
                                             Title:____________________________


                                             ATLANTIS PLASTICS INJECTION
                                             MOLDING, INC.


                                             By:_______________________________
                                             Name Printed:_____________________
                                             Title:____________________________


                                             ATLANTIS PLASTICS FILMS, INC.


                                             By:_______________________________
                                             Name Printed:_____________________
                                             Title:____________________________


                                             PIERCE PLASTICS, INC.


                                             By:_______________________________
                                             Name Printed:_____________________
                                             Title:____________________________


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